UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

February 26, 2022

Date of Report (Date of earliest event reported)

Berkeley Lights, Inc.

(Exact name of registrant as specified in its charter)

Delaware	35-2415390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

001-39388

(Commission File Number)

5858 Horton Street, Suite 320

Emeryville, California 94608

(Address of principal executive offices, including zip code)

(510) 858-2855

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.00005 par value	BLI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In January 2022, Berkeley Lights, Inc. (“Berkeley Lights” or the “Company”) announced that Eric D. Hobbs, Ph.D. will transition from his role as Chief Executive Officer and director on the Board of Directors (the “Board”) of the Company to President of the Antibody Therapeutics business segment of the Company. The Company and Dr. Hobbs have now entered into a Transition and Separation Agreement effective as of February 26, 2022 (the “Transition Agreement”).

Under the terms of the Transition Agreement, Dr. Hobbs will remain as the Company’s Chief Executive Officer and a director until the appointment of a new Chief Executive Officer or his earlier voluntarily termination and, at which time, Dr. Hobbs has agreed to resign from the Board. Following the appointment of a new Chief Executive Officer, Dr. Hobbs will transition to serve as President of the Company’s Antibody Therapeutics division, or if, so elected by Dr. Hobbs, will serve as a consultant to the Company through December 31, 2023. During the period of the time that Dr. Hobbs continues in his role as Chief Executive Officer, he will maintain the same compensation and benefits as he is currently entitled and receiving, and thereafter, while employed by the Company and not serving as Chief Executive Officer, Dr. Hobbs will be continue to receive the same compensation as currently in effect but will be entitled to change and control and severance benefits consistent with the Company’s other executive officers (other than the Chief Executive Officer), including nine (9) months of severance and COBRA benefits. While serving as a consultant, Dr. Hobbs will be entitled to receive a monthly retainer of $12,000. In the event the Company terminates Dr. Hobbs service arrangement with the Company prior to December 31, 2023, Dr. Hobbs will immediately vest in all unvested equity awards that would have vested as of December 31, 2023. In addition, pursuant to and in accordance with the terms of the Transition Agreement, the Company will grant Dr. Hobbs an equity award consisting of 173,333 restricted stock units (RSUs) with each RSU representing one share of the Company’s common stock, which will vest in full on December 31, 2022; provided that Dr. Hobbs is continuing to provide services as of such date. As a condition to the Transition Agreement, Dr. Hobbs provided a release of claims in favor of the Company and will provide an additional release of claims in favor of the Company upon termination of his services.

The foregoing is a summary of the material terms of the Transition Agreement and is qualified by the full Transition Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Transition and Separation Agreement by and between Berkeley Lights, Inc. and Eric Hobbs

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKELEY LIGHTS, INC.

Date: March 2, 2022	By:	/s/ Stuart Merkadeau
	Name:	Stuart Merkadeau
	Title:	General Counsel